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                     AMENDMENT TO STOCK REDEMPTION AGREEMENT

         THIS AMENDMENT constitutes an amendment to the Stock Redemption Agreement dated the 16th day of September, 1993 (the "Agreement") between PLUMA, INC. ("Pluma") and GLAZIER B. PILAND

("Piland").

                              Statement of Purpose

         At the time of the execution of the Agreement, the parties thereto understood and agreed that the obligations of Pluma set forth in the Agreement were conditional upon Pluma's lender, First Union National Bank ("First Union"), approving the use of borrowed funds from First Union for the purpose of making payments to Piland set forth in the Agreement. This condition to Pluma's obligations was mistakenly omitted from the terms and provisions of the Agreement. The purpose of this Amendment is to set forth the parties' understanding and agreement relative to the condition precedent set forth above, and to correct one clerical error which appears in the third paragraph of the Agreement.

         NOW, THEREFORE, the parties hereby agree to amend the Agreement as follows:

         1. The reference in the second line of the third paragraph of the Agreement to 270,077 shares shall be amended to read "270,070" shares.

         2. The following paragraph shall be added as the second paragraph to
Section 3 of the Agreement on Page 2:

                  "Additionally, Pluma's obligations under this Agreement are specifically conditioned upon the consent of First Union National Bank of North Carolina authorizing Pluma to enter into, and consummate the transactions contemplated by, this Stock Redemption Agreement. Pluma covenants and agrees to use its best efforts to procure First Union's consent as set forth above. In the event of the failure of this condition, Pluma may terminate its obligations under this Agreement, in which event Piland's obligations under this Agreement shall terminate, the Escrow Agent shall release the Shares from escrow, and deliver the Shares to Piland within two (2) days following Escrow Agent's receipt of notice of this failed condition and, thereafter, this Agreement shall be null and void."

         3. Except as otherwise set forth above, the parties hereby ratify and confirm all other terms and provisions of the Agreement.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed on this the 21st day of October, 1993.

                                          PLUMA, INC.

                                          By:     /s/ R. Duke Ferrell, Jr.

                                                            President

                                                    /s/ G. B. Piland      (SEAL)
                                          GLAZIER B. PILAND


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